     As filed with the Securities and Exchange Commission on December 27, 1999
                                                Registration No. 333-___________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                            ----------------------

                        HALL, KINION & ASSOCIATES, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                        77-0337705
    (State or other jurisdiction                          (IRS Employer
   of incorporation or organization)                     Identification No.)

                    19925 Stevens Creek Blvd., Suite 180
                             Cupertino, CA 95014
              (Address of principal executive offices) (Zip Code)

                            ----------------------

                        HALL, KINION & ASSOCIATES, INC.
                            1997 Stock Option Plan
                       IT Professional Stock Option Plan
                           (Full title of the Plans)
                            ----------------------

                               BRENDA C. RHODES
                            Chief Executive Officer
                        HALL, KINION & ASSOCIATES, INC.
                    19925 Stevens Creek Blvd., Suite 180
                             Cupertino, CA 95014
                    (Name and address of agent for service)

                               1-800-603-6602
         (Telephone number, including area code, of agent for service)

                            ----------------------

                                     CALCULATION OF REGISTRATION FEE
======================================================================================================================
         Title of                                                Proposed Maximum   Proposed Maximum
        Securities                                Amount            Offering           Aggregate          Amount of
           to be                                   to be              Price            Offering          Registration
         Registered                             Registered (1)     per Share(2)         Price(2)             Fee
        -----------                            ---------------     ------------         --------             ---
     1997 Stock Option Plan
     ----------------------

     Options to purchase Common Stock            286,083 shares       N/A             N/A              N/A

     Common Stock (par value $.001)              286,083 shares     $16.47           $4,711,787.01    $1,243.91

     IT Professional Stock Option Plan
     ---------------------------------

     Options to purchase Common Stock            143,042 shares       N/A             N/A              N/A

     Common Stock (par value $.001)              143,042 shares     $16.47           $2,355,901.74    $  621.96

________________________________________________________________________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Option Plan or IT Professional Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Hall, Kinion & Associates, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of , 1999. 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Hall, Kinion & Associates, Inc. as reported on the Nasdaq National Market on December 21, 1999.

                                    PART II

              Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          Hall, Kinion & Associates, Inc. ("Hall Kinion") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

          (a) Hall Kinion's report on Form 10-K filed with the SEC on March 22, 1999 for the fiscal year ended December 27, 1998;

          (b) Hall Kinion's Quarterly Report on Form 10-Q filed with the SEC for the fiscal quarter ended September 27, 1999;

          (c) Hall Kinion's Quarterly Report on Form 10-Q filed with the SEC for the fiscal quarter ended June 27, 1999;

          (d) Hall Kinion's Quarterly Report on Form 10-Q filed with the SEC for the fiscal quarter ended March 28, 1999; and

          (e) Hall Kinion's Registration Statement No. 0-22869 on Form 8-A filed with the SEC on July 22, 1997 and amended August 12, 1997 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), in which there is described the terms, rights and provisions applicable to Hall Kinion's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Exchange Act of 1933, as amended (the "1933 Act"). Article VII, Section 6, of Hall Kinion's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Hall Kinion's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to Hall Kinion and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Hall Kinion for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws. Hall Kinion intends to enter into indemnification agreements with its officers and directors. The indemnification agreements provide Hall Kinion's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits
          --------

Exhibit Number      Exhibit
--------------      -------

   4.0 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-22869 on Form 8-A, together with amendments thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

   5.0 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

  23.1              Consent of Deloitte & Touche LLP, Independent Auditors.

  23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.0.

  24.0 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

Item 9.   Undertakings
          ------------

          (a) Hall Kinion hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall
                        --------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Hall Kinion pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of Hall Kinion's 1997 Stock Option Plan or IT Professional Stock Option Plan.

          (b) Hall Kinion hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of Hall Kinion's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of Hall Kinion pursuant to the indemnification provisions summarized in Item 6 or otherwise, Hall Kinion has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Hall Kinion of expenses incurred or paid by a director, officer or controlling person of Hall Kinion in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Hall Kinion will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Hall, Kinion & Associates, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on this 21st day of December, 1999.


                              HALL, KINION & ASSOCIATES, INC.


                              By: /s/ Brenda C. Rhodes
                                 ----------------------------------------
                                  Brenda C. Rhodes
                                  Chief Executive Officer, Chairman of the Board and Director

                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Hall, Kinion & Associates, Inc., a Delaware corporation, do hereby constitute and appoint Paul H. Bartlett and Martin A. Kropelnicki, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                                                   Title                                        Date
     -----------                                                 -----                                        ----
/s/ Brenda C. Rhodes                              Chief Executive Officer, Chairman of the Board        December 21, 1999
_____________________________________________     (Principal Executive Officer) and Director
Brenda C. Rhodes

/s/ Martin A. Kropelnicki                         Chief Financial Officer and Vice President            December 21, 1999
_____________________________________________     (Principal Financial and Accounting Officer)
Martin A. Kropelnicki

/s/ Paul H. Bartlett                              President and Director                                December 21, 1999
_____________________________________________
Paul H. Bartlett

/s/ Will J. Herman                                Director                                              December 21, 1999
_____________________________________________
Will J. Herman

/s/ Todd J. Kinion                                Director                                              December 21, 1999
_____________________________________________
Todd J. Kinion

/s/ Jon H. Rowberry                               Director                                              December 21, 1999
_____________________________________________
Jon H. Rowberry

                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.



                                   EXHIBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933


                        HALL, KINION & ASSOCIATES, INC.

                                 EXHIBIT INDEX
                                 -------------


Exhibit Number      Exhibit
--------------      -------

   4.0 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-22869 on Form 8-A, together with amendments thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

   5.0 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

  23.1              Consent of Deloitte & Touche LLP, Independent Auditors.

  23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.0.

  24.0 Power of Attorney. Reference is made to page II-3 of this Registration Statement.